Exhibit 10.1

AGREEMENT

              This Agreement (this “Agreement”), dated as of June 15, 2004, is by and between Bayou Steel Corporation, a Delaware corporation (the “Company”) and Black Diamond Capital Management, L.L.C., an Illinois limited liability company (“Black Diamond”).

RECITALS

              WHEREAS, the Company’s Board of Directors adopted a Stockholder Rights Agreement (the “Rights Agreement”) effective as of May 28, 2004 (the “Effective Date”), and declared a dividend distribution of one Stock Purchase Right on each outstanding share of the Company’s Common Stock as of the record date of May 28, 2004;

              WHEREAS, as of the Effective Date, Black Diamond beneficially owned 462,983 shares of the Company’s Common Stock, representing a 22.7% ownership interest in the Company;

              WHEREAS, in reliance upon the representations and warranties made by Black Diamond in this Agreement, and subject to the terms and conditions hereof, the Board of Directors of the Company is willing to amend the Rights Agreement to permit Black Diamond to own up to 585,316 shares of the Company’s Common Stock, such amendment to be effective upon the execution of this Agreement; and

              WHEREAS, in consideration of the Board’s undertaking to amend the Rights Agreement, the Company and Black Diamond have agreed to enter into this Agreement.

              NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

              Section 1.Representations and Warranties of Black Diamond. Black Diamond represents and warrants to the Company, as of the date hereof, as follows:

                           (a) Black Diamond is the beneficial owner, either directly or indirectly through one of its affiliates, of not more than 585,316 shares of Common Stock, $.01 par value, of the Company (the “Shares”).

                           (b) Except for any agreements that may exist between Black Diamond and any affiliate under its control, Black Diamond is not a party to any voting trust, proxy or other agreement, arrangement, undertaking or understanding with respect to the voting of the Shares, nor does it have the power to vote or direct the voting of any shares of the Company’s Common Stock other than the Shares.

                           (c) All of the Shares now owned by Black Diamond were acquired for investment purposes only and without any intention of changing, exercising or influencing control of the Company, and there has been no change in that intention since the date of the acquisition of such Shares. All statements contained in Item 4 of the Schedule 13D filed by Black Diamond with the Securities Exchange Commission on March 8, 2004, continue to be true and correct in all respects as of the date of this Agreement.

                           (d) All shares of Company Common Stock now owned by Black Diamond, or now owned by an affiliate of Black Diamond, are owned solely for the account of Black Diamond or such affiliate, respectively, and neither Black Diamond nor any of its affiliates has acted as an agent, broker, or dealer for any unaffiliated third party with respect to the Shares. Neither Black Diamond nor any of its affiliates has at any time acted in concert with any third party with respect to the acquisition, disposition or voting of any shares of the Company’s Common Stock for any purpose, including without limitation for the purpose of changing, exercising or influencing control of or over the Company.

              Section 2.Covenants of Black Diamond. Black Diamond covenants and agrees as follows:

                           (a) So long as the Rights Agreement remains in effect, Black Diamond will not, and will cause its affiliates not to, directly or indirectly, acquire any shares of the Company’s Common Stock in addition to the 585,316 shares of Common Stock that it owns as of the date of this Agreement, except for any shares of Common Stock it may acquire by way of stock split, stock dividend or other distributions (including any additional shares acquired by participation in a rights offering or other offering by the Company) made available generally to all holders of the Company’s Common Stock. In addition, in the event the Company issues (other than issuances of Common Stock pursuant to options issued prior to May 31, 2004), in one or more transactions, Common Stock or securities convertible into Common Stock, Black Diamond and its affiliates shall be permitted to purchase additional shares of Common Stock in order to increase its percentage ownership (on a fully diluted basis assuming conversion and exercise of all securities convertible or exercisable into Common Stock) up to the percentage ownership level of the Common Stock held by Black Diamond and its affiliates immediately prior to any such issuance of Common Stock (a “Pre-Issuance Percentage”); provided, that Black Diamond agrees, in the event Black Diamond or its affiliates purchases additional shares of Common Stock pursuant to this sentence in connection with the issuance of convertible securities by the Company, that Black Diamond agrees not to vote and to cause its affiliates not to vote, a number of shares of Common Stock in excess of Pre-Issuance Percentage in effect at the time of such vote. Neither Black Diamond nor any of its affiliates shall take any action which would cause it or such affiliate, either individually or in association with others, to become an Acquiring Person under the Rights Agreement or for a Stock Acquisition Date to have occurred, in each case, as such terms are defined in the Rights Agreement in effect as of the date hereof after giving effect to the amendment.

                           (b) Black Diamond will not confer any proxy to any third party to vote any shares of the Company’s Common Stock, and the Company shall be entitled to disregard any proxy so granted, to the extent that the aggregate number of shares voted by Black Diamond and the holder of such proxy would exceed 462,983 shares of the Company’s Common Stock, provided, however, that this covenant shall not be deemed to be violated to the extent that Black Diamond solely grants a revocable proxy or consent to another person in response to a public proxy or consent solicitation conducted by such person that is made pursuant to the applicable rules and regulations under the Securities and Exchange Act of 1934.

              Section 3. Amendment to Rights Plan. Within ten days of the date of this Agreement, the Company will amend the Rights Agreement, effective as of the date hereof, to revise the definition of Exempt Person to conform with the definition set forth in Appendix A to this Agreement.

              Section 4. Governing Law. This Agreement shall be governed by Delaware law.

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              IN WITNESS WHEREOF, the Company and Black Diamond have caused this Agreement to be signed as of the date first written above.

BAYOU STEEL CORPORATION By: /s/ Charles W. McQueary —————————————— Name: Charles W. McQueary Title: Chairman

BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C. By: /s/ S. A. Deckoff —————————————— Name: S. A. Deckoff Title: Principal

Appendix A

              ”Exempt Person” shall mean each of the following: (i) the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company and (ii) any stockholder (but not any transferee or successor to such stockholder) who on the date of the adoption of this Rights Agreement beneficially owns a number of shares of Common Stock that equals or exceeds the Threshold Percentage of shares of Common Stock of the Company, (iii) in the case of Black Diamond Capital Management, L.L.C. and any of its affiliates that it controls (collectively, “Black Diamond”) (but not any transferee or successor to Black Diamond), Black Diamond shall be permitted, subject to the terms and conditions of the Agreement dated June 14, 2004 between the Company and Black Diamond, to beneficially own not more than 585,316 shares of Common Stock (except as permitted in Section 2(a) of an Agreement between Black Diamond and the Company dated June 16, 2004) provided in the case of (ii) above that if such stockholder acquires any additional shares of Common Stock of the Company on or after the Effective Date of this Rights Agreement, such stockholder will no longer be an Exempt Person, and further provided in the case of (iii) above that if Black Diamond acquires or becomes the Beneficial Owner of any additional shares of Common Stock of the Company (except as permitted by Section 2(a) of the Agreement between Black Diamond and the Company dated June 16, 2004) it will no longer be an Exempt Person.